Exhibit 3.1

COMPANIES ACT 2014

CONSTITUTION

OF

SMURFIT WESTROCK PUBLIC LIMITED COMPANY

(as adopted by special resolution on 26 June 2024)

MATHESON LLP
70 Sir John Rogerson’s Quay
Dublin 2
Ireland

TEL: + 353 1 232 2000

CONTENTS

Page No

MEMORANDUM OF ASSOCIATION		1
ARTICLES OF ASSOCIATION		5
1	Interpretation	5
CORPORATE CAPACITY AND AUTHORITY		7
2	Registered Person	7
3	The Common Seal	7
4	Power for Company to have Official Seal for use Abroad	7
5	Official seal for sealing securities	8
SHARE CAPITAL, SHARES AND OTHER INSTRUMENTS		8
6	Share Capital	8
7	Shares	8
8	Capacity to make public offers of securities	10
9	Allotment of Shares and other securities	10
10	Pre-emption rights	11
11	Calls on Shares	11
12	Lien	11
13	Forfeiture of Shares	11
14	Financial Assistance for Acquisition of Shares	12
VARIATION IN CAPITAL		12
15	Variation of Company Capital	12
16	Reduction in Company Capital	13
17	Variation of Rights attached to Special Classes of Shares	13
TRANSFER OF SHARES		13
18	Transfer of Shares and Debentures	13
19	Restrictions on Transfer	13
20	Transmission of Shares	14
21	Share Certificates	14
22	Acquisition of Own Shares	14
23	Distributions	15
24	Bonus Issues	16
CORPORATE GOVERNANCE		18
25 Company Secretary		18
26	Directors	18
27	Appointment of Director	18
28	Rotation of Directors	19
29	Removal of Directors	19

30	Vacation of Office	19
31	Remuneration of Directors	20
PROCEEDINGS OF DIRECTORS		21
32	General Power of Management and Delegation	21
33	Managing Director	21
34	Meetings of Directors and Committees	21
35	Written Resolutions of Directors	22
36	Meetings of Directors by Conference	23
37	Voting by Director in respect of Contracts	24
38	Holding of any other Office or Place of Profit under the Company by Director	24
39	Counting of Director in Quorum and Voting at Meeting at which Director is Appointed	24
40	Duty of Director to Disclose his or her Interest in Contracts made by Company	24
41	Alternate Directors	25
42	Minutes of Proceedings of Directors	25
GENERAL MEETINGS AND RESOLUTIONS		26
43	Annual General Meeting	26
44	Location and Means for Holding General Meetings	26
45	Extraordinary General Meetings	26
46	Persons entitled to Notice of General Meetings	27
47	Notice of General Meetings	28
48	Quorum	29
49	Proxies	29
50	Form of Proxy	31
51	Representation of Bodies Corporate at Meetings of Companies	31
52	Proceedings at Meetings	32
53	Votes of Members	32
54	Unanimous Written Resolutions	33
55	Single-Member Companies — Absence of need to hold General Meetings	34
56	Minutes of Proceedings of Meetings of the Company	34
57	Service of Notices on Members	34
LIABILITY OF OFFICERS		36
58	Fiduciary Duties of Directors	36
59	Indemnity for Officers	36

MEMORANDUM OF ASSOCIATION

OF

SMURFIT WESTROCK PUBLIC LIMITED COMPANY

1	The name of the company is Smurfit WestRock Public Limited Company.

2	The Company is a public limited company, registered under Part 17 of the Companies Act 2014.

3	The objects for which the Company is established are:

3.1	to carry on the business of entering into financial transactions including but without limitation securitising, purchasing, acquiring, holding, collecting, discounting, financing, negotiating, managing, warehousing, selling, disposing of and otherwise trading or dealing directly or indirectly in real or personal property of whatsoever nature (including, without limitation, securities, instruments or obligations of any nature whatsoever, howsoever described and derivatives, financial assets of whatsoever nature howsoever described and trade accounts, receivables and book debts of whatsoever nature howsoever described and foreign currencies) and any proceeds arising therefrom or in relation thereto and any participation or interest (whether legal or equitable) therein and any certificates of participation or interest (whether legal or equitable) therein and any agreements in connection therewith; and

3.2	to exercise and enforce all rights and powers conferred by or incidental to the ownership or holding of any of the foregoing or of any legal or equitable interest therein including, without limitation, the enforcement of any security interest in relation thereto;

3.3	to borrow, raise or secure the payment of money in such manner as the Company shall think fit and to mortgage, charge, pledge and secure in any manner whatsoever the undertaking of the Company and any assets or rights, whether present or future, of the Company in relation thereto and, without prejudice to the generality of the foregoing, to issue and sell securities, derivatives, instruments and obligations of whatsoever nature and howsoever described whether or not collateralized or otherwise secured or backed by, or otherwise representing an interest in, any assets or rights whether present or future, of the Company;

3.4	to employ derivative instruments and techniques of all kinds for the efficient management of the Company’s assets and to engage in currency exchange and interest rate transactions and any other financial or other transactions of whatever nature, including (without limiting the foregoing) any transaction for the purposes of, or capable of being for the purpose of, avoiding, reducing, minimising, hedging against or otherwise managing the risk of any loss, cost, expense or liability existing, or which may arise, directly or indirectly, from a change or changes in any interest rate or currency exchange rate or in the price or value of any property, asset, commodity, index or liability or from any other risk or factor, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign and Irish currency, spot and forward exchange rate contracts, forward rate agreements, caps, floors and collars, futures, options, swaps, and any other currency interest rate and other hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing (whether or not the Company derives any benefit therefrom);

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3.5	to pay and discharge, and to give guarantees, indemnities, counter indemnities and all manner of assurances against loss in respect of, any or all of the debts, obligations and liabilities of any person, wherever resident, formed or incorporated and whether or not in any manner connected with or related to the Company, in favour of any person, firm or corporation (and in the case of any such guarantee, indemnity, counter indemnity or assurance whether by personal covenant or by mortgaging, charging, pledging or otherwise securing all or any part of the undertaking, property, assets and revenues present and future of the Company or by any combination of such methods), in each case whether with or without consideration or benefit to the Company and notwithstanding that the Company may derive no benefit from the same at any time, and whether or not the same is in the interests of the Company;

3.6	to form, constitute or promote, or to participate in the formation, constitution or promotion of companies, partnerships, trusts, syndicates, associations and undertakings of whatsoever nature howsoever described;

3.7	to hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of whatsoever nature howsoever described;

3.8	to pay for any property, assets or rights acquired by the Company, and to discharge or satisfy any debt, obligation or liability of the Company, either in cash or in kind or in shares with or without preferred or deferred rights in respect of dividend or repayment of capital or otherwise, or by any other securities which the Company has power to issue, or partly in one way and partly in another, and generally on such terms as may be considered expedient;

3.9	to accept payment for any property, assets or rights disposed of or dealt with or for any services rendered by the Company, or in discharge or satisfaction of any debt, obligation or liability to the Company, either in cash or in kind or in shares, with or without deferred or preferred rights in respect of dividend or repayment of capital or otherwise, or in any other securities, or partly in one way and partly in another, and generally on such terms as may be considered expedient;

3.10	to advance, deposit or lend money, securities, instruments and any other real or personal property to or with such persons and on such terms as may seem expedient;

3.11	to apply for, promote and obtain any legislation, regulation or licence of any competent authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated, directly or indirectly, to prejudice the Company’s interests;

3.12	to remunerate by cash payment or otherwise any directors, officers, employees and agents of the Company and any person, firm or association for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or selling or assisting to place or sell or underwriting the placing or sale of any securities, instruments or obligations of or issued by the Company or in or about the formation or promotion of the Company or otherwise howsoever arising;

3.13	to distribute in specie or otherwise as may be resolved, any assets of the Company among its members;

3.14	to vest any real or personal property of whatsoever nature howsoever described and any rights or interest acquired by or belonging to the Company in any person, firm or association or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company;

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3.15	to invest and deal with the monies of the Company not immediately required for the purpose of its business in such manner as from time to time may be determined and to realise, vary or dispose of any such investments;

3.16	to open, maintain, operate and close one or more accounts with banks and financial institutions and to deposit money, securities and any other property of whatsoever nature to or with such person, company, partnership or trust on such terms as may seem expedient;

3.17	to pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto;

3.18	to enter into any arrangement with any government or local or other authority that may seem conducive to the Company’s objects or any of them and to obtain from any such government or authority any rights, privileges and concessions which the Company may think it desirable to obtain and carry out and to exercise and comply with the same;

3.19	to procure the Company to be registered or recognised in any other country or place and to do all or any of the matters hereby authorised in any of these countries or places, either alone or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents; and

3.20	to do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

For the purposes of this Memorandum of Association:

(a)	“securities” includes, without limitation, debt obligations, debt securities, debt instruments, debentures, debenture stock, bonds, notes, loan stock, loan notes, loans, promissory notes, commercial paper, certificates, shares, equity securities, convertible debt, convertible equity securities, quasi-equity securities, quasi-debt securities, warrants, commodities, any certificates representing any commodities, securities in respect of which the return and/or redemption amount is calculated by reference to any index, price or rate, options contracts, futures contracts, contracts for differences, swaps, forward rate agreements, policies of assurance, bills of exchange and other negotiable or transferable instruments, currencies, money market instruments and financial instruments and securities of whatsoever nature howsoever described whether transferable or negotiable or not and whether perpetual or not and whether issued or guaranteed by or constituting obligations of the Company or any other person, company, partnership or trust of whatsoever nature wherever formed or registered or carrying on business or any sovereign government or any of its political sub-divisions, agencies or instrumentalities, or any supranational or public international body or any of its agencies or instrumentalities or any public body or authority supreme, dependant, municipal, local or otherwise in any part of the world; and

(b)	the word “company” except where used in reference to this Company, where the context so admits, shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated or whether domiciled or registered in Ireland or elsewhere.

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The intention is that in the construction of this clause the objects set forth in each of the foregoing sub-paragraphs shall, except where otherwise expressed in the same paragraph, be regarded as independent objects and accordingly shall in no way be limited or restricted by reference to or inference from the terms of any other sub-clause or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each defined the objects of a separate and distinct company, provided always that the provisions of this clause shall be subject to the Company obtaining, where necessary for the purpose of carrying any of its objects into effect, such licence, permit or authority as may be required by law.

4	The liability of the members is limited.

5	The authorised share capital of the Company is US$10,000,000 and EUR€50,000, divided into 9,500,000,000 ordinary shares of US$0.001 each, 500,000,000 preference shares of US$0.001 each, 25,000 ordinary shares of €1.00 each and 25,000 Euro deferred shares of €1.00 each.

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ARTICLES OF ASSOCIATION

OF

SMURFIT WESTROCK PUBLIC LIMITED COMPANY

1	Interpretation

1.1	In this Constitution:

“Act” means the Companies Act 2014 and every statutory modification or re-enactment thereof for the time being in force;

“Company” means Smurfit WestRock Public Limited Company;

“Constitution” has the meaning set out in regulation 1.2;

“Deferred Shares” has the meaning set out in regulation 6;

“director” means a director of the Company and the “directors” means the directors or any of them acting as the board of directors of the Company;

“dividend” means dividend or bonus;

“Dollar Ordinary Shares” has the meaning set out in regulation 6;

“EEA Agreement” means the Agreement on the European Economic Area signed at Oporto on 2 May 1992, as adjusted by the Protocol signed at Brussels on 17 March 1993;

“EEA State” means a state, including the State, which is a contracting party to the EEA Agreement;

"electronic communication", "electronic signature" and “advanced electronic signature” each has the meaning set out in the Electronic Commerce Act 2000;

“Euro Ordinary Shares” has the meaning set out in regulation 6;

“holder” in relation to shares means the member whose name is entered in the register of members as the holder of the shares;

“ordinary resolution” means a resolution passed by a simple majority of the votes cast by members of the Company as, being entitled to do so, vote in person or by proxy at a general meeting of the Company;

“paid” means paid or credited as paid;

“Preference Shares” has the meaning set out in regulation 6;

“registered person” means such person as is authorised to bind the Company in accordance with section 39 of the Act;

“regulations” means provisions of this Constitution, as amended from time to time;

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“secretary” means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

“single-member company” means a company which, for whatever reason, has, for the time being, a sole member (and this applies notwithstanding a stipulation in this Constitution that there be two members, or a greater number);

“special resolution” means a resolution passed by not less than 75 per cent of the votes cast by such members of the Company as, being entitled to do so, vote in person or by proxy at a general meeting of the Company; and

“State” means the Republic of Ireland.

1.2	The optional provisions of the Act (as defined by section 1007 of the Act) shall apply to the Company save to the extent that they are excluded or modified by this Constitution and such optional provisions (as so excluded or modified) together with the regulations contained in this Constitution shall constitute the regulations of the Company (the “Constitution”).

1.3	Words denoting the singular number include the plural number and vice versa and words denoting a gender include each gender.

1.4	Words or expressions contained in this Constitution which are not defined in this Constitution but are defined in the Act have the same meaning as in the Act at the date of adoption of this Constitution unless inconsistent with the subject or context.

1.5	Headings are inserted for convenience only and do not affect the construction of this Constitution.

1.6	Any reference to a “person” shall be construed as a reference to any individual, firm, company, corporation, undertaking, government, state or agency of a state or any association or partnership (whether or not having separate legal personality).

1.7	Powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them and except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under this Constitution or under another delegation of the power.

1.8	References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, and “written” shall be construed accordingly.

1.9	Any reference to any statute, statutory provision or to any order or regulation shall (save as expressly provided in this Constitution) be construed as a reference to the statute, provision, order or regulation as extended, modified, amended, replaced or re-enacted from time to time (whether before or after the date of adoption of this Constitution) and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom (whether before or after the date of adoption of this Constitution).

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CORPORATE CAPACITY AND AUTHORITY

2	Registered Person

Where the board of directors authorises any person as being a person entitled to bind the Company (not being an entitlement to bind that is, expressly or impliedly, restricted to a particular transaction or class of transactions), the Company may notify the Registrar of the authorisation in accordance with section 39 of the Act.

2.1.1	Powers of Attorney

The Company may empower any person, either generally or in respect of any specified matters, as its attorney, to execute deeds or do any other matter on its behalf in any place whether inside or outside the State. A deed signed by such attorney on behalf of the Company shall bind the Company and have the same effect as if it were under its common seal.

3	The Common Seal

3.1	The Company shall have a common seal or seals that shall state the Company’s name, engraved in legible characters.

3.2	The Company’s seal shall be used only by the authority of its directors, or of a committee of its directors authorised by its directors in that behalf. Any instrument to which the Company’s seal shall be affixed shall be:

3.2.1	signed by a director and be countersigned by the secretary or by a second director of it or by some other person appointed for the purpose by its directors or by a foregoing committee of them; or

3.2.2	signed by a person (including a director) appointed for the purpose by its directors or a committee of its directors authorised by its directors in that behalf.

3.3	If there is a registered person in relation to the Company, the Company’s seal may be used by such person and any instrument to which the Company’s seal shall be affixed when it is used by the registered person may be signed by that registered person and shall not require countersignature by a second person.

3.4	Any instrument to which the common seal is affixed shall not be signed by the same person acting both as director and secretary.

3.5	Section 43(2) and section 43(3) of the Act do not apply.

4	Power for Company to have Official Seal for use Abroad

4.1	The Company may have for use in any place abroad (being any territory, district or place not situate in the State) an official seal which shall resemble the common seal of the Company with the addition on its face of the name of every place abroad where it is to be used.

4.2	A deed or other document to which an official seal is duly affixed shall bind the Company as if it had been sealed with the common seal of the Company.

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4.3	If the Company has an official seal for use in any place abroad it may, by writing under its common seal, authorise any person appointed for the purpose in that place (the “agent”) to affix the official seal to any deed or other document to which the Company is party in that place.

4.4	The authority of the agent shall, as between the Company and any person dealing with the agent, continue during the period, if any, mentioned in the instrument conferring the authority, or, if no period is there mentioned, then until the notice of revocation or determination of the agent’s authority has been given to the person dealing with him or her.

4.5	The person affixing an official seal shall, by writing under his or her hand, certify on the deed or other instrument to which the seal is affixed, the date on which and the place at which it is affixed.

5	Official seal for sealing securities

5.1	The Company may have for use, for sealing:

5.1.1	securities issued by the Company; and

5.1.2	documents creating or evidencing securities so issued,

an official seal which is a facsimile of the common seal of the company with the addition on its face of the word “Securities” or the word “Urrúis”.

SHARE CAPITAL, SHARES AND OTHER INSTRUMENTS

6	Share Capital

The authorised share capital of the Company is US$10,000,000 and €50,000, divided into 9,500,000,000 ordinary shares of US$0.001 each (the “Dollar Ordinary Shares”), 500,000,000 preference shares of US$0.001 each (the “Preference Shares”), €25,000 divided into 25,000 ordinary shares of €1.00 each (the “Euro Ordinary Shares”), and 25,000 Euro deferred shares of €1.00 each (the “Deferred Shares”).

7	Shares

7.1	Shares in the capital of the Company shall have a nominal value.

7.2	The Company may allot shares:

7.2.1	of different nominal values;

7.2.2	of different currencies;

7.2.3	with different amounts payable on them; or

7.2.4	with a combination of two or more of the foregoing characteristics.

7.3	The Dollar Ordinary Shares and the Euro Ordinary Shares shall rank pari-passu in all respects.

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7.4	The rights attaching to the Dollar Ordinary Shares and the Euro Ordinary Shares may be subject to the terms of issue of any series or class of Preference Share allotted by the directors from time to time in accordance with Article 7.5.

7.5	The Directors are empowered, subject to the Act, to cause the Preference Shares to be issued from time to time as shares of one or more class or series of preferred shares, with the sanction of a resolution of the directors, on terms:

7.5.1	that the directors can fix the distinctive designation of such class or series and the number of shares which shall constitute such class or series, which number may be increased (except as otherwise provided by the directors in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the directors;

7.5.2	that they are to be redeemed (the manner and terms of redemption in all cases to be set by the directors) on the happening of a specified event or on a given date;

7.5.3	that they are liable to be redeemed at the option of the Company;

7.5.4	that they are liable to be redeemed at the option of the holder; and/or

7.5.5	with any such other preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, conversion or otherwise, as the directors by resolution shall determine.

7.6	The Directors are authorised to change the designations, rights, preferences and limitations of any series of preferred shares theretofore established, no shares of which have been issued.

7.7	The Company may allot shares that are redeemable, which shall be known as “redeemable shares”.

7.8	The following rights shall attach to the Deferred Shares:

7.8.1	the holders of the Deferred Shares shall not be entitled to receive notice of, attend, speak or vote at, any general meeting of the Company;

7.8.2	the holders of the Deferred Shares shall not be entitled to receive any dividend declared, made or paid or any return of capital (save as provided for in this Article) and shall not be entitled to any further right of participation in the assets of the Company;

7.8.3	on a winding up of the Company, or other return of capital by the Company (other than on a redemption of any class of shares in the capital of the Company), the holders of the Deferred Shares shall be entitled to participate in such winding up or return of capital, provided that such entitlement shall be limited to the repayment of the amount paid up or credited as paid up on the Deferred Shares and shall be paid only after the holders of the Dollar Ordinary Shares shall have received payment in respect of such amount as is paid up or credited as paid up on the Dollar Ordinary Shares held by them at that time, plus the payment in cash of US$5,000,000 on each such Dollar Ordinary Share; and

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7.8.4	the Company as agent for the holders of Deferred Shares shall have the irrevocable authority to authorise and instruct the secretary (or any other person as the directors determine) to acquire, or to accept the surrender of, the Deferred Shares for no consideration or for valuable consideration and to execute on behalf of such holders such documents as are necessary in connection with such acquisition or surrender, and pending such acquisition or surrender to retain the certificates, to the extent issued, for such Deferred Shares. Any request by the Company to acquire, or for the surrender of, any Deferred Shares may be made by the directors depositing at the office a notice addressed to such person as the directors shall have nominated on behalf of the holders of Deferred Shares. A person whose shares have been acquired or surrendered in accordance with this Article 7.8 shall cease to be a holder of such Deferred Shares but shall notwithstanding remain liable to pay the Company all monies which, at the date of acquisition or surrender, were payable by him or her to the Company in respect of such shares, but his or her liability shall cease if and when the Company has received payment in full of all such monies in respect of such shares.

7.9	The shares or other interest of any member in the Company shall be personal estate and shall not be of the nature of real estate.

7.10	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice of it):

7.10.1	any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share; or

7.10.2	save only as the Act or other law otherwise provides, any other rights in respect of any share, except an absolute right to the entirety of it in the registered holder.

7.11	The foregoing regulations shall not preclude the Company from requiring a member or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

7.12	Save as provided by section 1019 of the Act, the Company shall not have power to issue any bearer instrument.

8	Capacity to make public offers of securities

The Company shall have the capacity to offer, allot and issue securities to the public subject to compliance, where applicable, with Part 23 of the Act.

9	Allotment of Shares and other securities

9.1	The directors, or any committee of the directors authorised by the directors in that behalf, are, for the purposes of section 1021 of the Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 1021) up to the amount of the Company’s authorised share capital and to allot and issue any shares acquired by the Company pursuant to the provisions of Chapter 6 of Part 3 of the Act and held as treasury shares and this authority shall expire five years from the date of incorporation of the Company.

9.2	No shares may be allotted by the Company unless those shares are comprised in the authorised but unissued share capital of the Company.

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9.3	Notwithstanding that any authorisation conferred by regulation 10.1 has expired, the directors of the Company may allot relevant securities in pursuance of an offer or agreement previously made by the Company if that authorisation enabled the Company to make an offer or agreement which would or might require relevant securities to be allotted after the authorisation’s expiry.

9.4	A resolution of the Company to give, vary, revoke or renew such an authority may, notwithstanding that it alters the articles of association of the Company, be an ordinary resolution.

10	Pre-emption rights

10.1	The directors are hereby empowered pursuant to section 1023(3) of the Act to allot equity securities within the meaning of section 1023 of the Act for cash pursuant to the authority conferred by regulation 9 as if section 1022 of the Act did not apply to the allotment.

11	Calls on Shares

11.1	Subject to regulation 11.2, the directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium).

11.2	Regulation 11.1 does not apply to shares where the conditions of allotment of them provide for the payment of moneys in respect of them at fixed times.

11.3	Each member shall (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) pay to the Company, at the time or times and place so specified, the amount called on the shares.

11.4	A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

11.5	The application of section 77 of the Act shall be modified accordingly.

12	Lien

12.1	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether immediately payable or not) called, or payable at a fixed time, in respect of that share. The directors may at any time declare any share in the Company to be wholly or in part exempt from this regulation.

12.2	The Company’s lien on a share shall extend to all dividends payable on it.

12.3	The Company may sell, in such manner as the directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is immediately payable and the conditions specified in section 80 of the Act are satisfied.

13	Forfeiture of Shares

13.1	In accordance with section 81 of the Act, if a member of the Company fails to pay any call or instalment of a call on the day appointed for payment of it, the directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

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13.2	That notice shall:

(a)	specify a further day (not earlier than the expiration of 14 days after the date of service of the notice) on or before which the payment required by the notice is to be made; and

(b)	state that, if the amount concerned is not paid by the day so specified, the shares in respect of which the call was made will be liable to be forfeited.

13.3	Any forfeiture shall include all dividends or other moneys payable by the Company in respect of the forfeited shares and the application of section 81 of the Act shall be modified accordingly.

14	Financial Assistance for Acquisition of Shares

The Company may give any form of financial assistance that is permitted by the Act for the purpose of an acquisition made or to be made by any person of any shares in the Company or its holding company.

VARIATION IN CAPITAL

15	Variation of Company Capital

15.1	In accordance with section 83 of the Act, the Company may, by ordinary resolution, do any one or more of the following, from time to time:

15.1.1	consolidate and divide all or any of its shares into shares of a larger nominal value than its existing shares;

15.1.2	subdivide its shares, or any of them, into shares of a smaller nominal value, so however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

15.1.3	increase the nominal value of any of its shares by the addition to them of any undenominated capital;

15.1.4	reduce the nominal value of any of its shares by the deduction from them of any part of that value, subject to the crediting of the amount of the deduction to undenominated capital, other than the share premium account;

15.1.5	convert any undenominated capital into shares for allotment as bonus shares to holders of existing shares;

15.1.6	increase its share capital by new shares of such amount as it thinks expedient; and

15.1.7	cancel shares of its share capital which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

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16	Reduction in Company Capital

The Company is authorised to reduce its company capital in accordance with sections 84 and 1002 of the Act but, in accordance with section 1084 of the Act, it shall not reduce its company capital below the authorised minimum.

17	Variation of Rights attached to Special Classes of Shares

If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, in accordance with section 982 of the Act (as modified by section 1044 of the Act), whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of 75 per cent, in nominal value, of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class but not otherwise.

TRANSFER OF SHARES

18	Transfer of Shares and Debentures

18.1	In accordance with section 94 of the Act, a member may transfer all or any of his or her shares in the Company by instrument in writing in any usual or common form or any other form which the directors may approve.

18.2	The instrument of transfer of any share shall be executed by or on behalf of the transferor, save that if the share concerned (or one or more of the shares concerned) is not fully paid, the instrument shall be executed by or on behalf of the transferor and the transferee.

18.3	The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members of the Company in respect thereof.

18.4	The Company shall not register a transfer of shares in or debentures of the Company unless a proper instrument of transfer has been delivered to the Company.

18.5	Nothing in regulation 18.4 shall prejudice any power of the Company to register as shareholder or debenture holder, any person to whom the right to any shares in, or debentures of the Company, has been transmitted by operation of law.

18.6	A transfer of the share or other interest of a deceased member of the Company made by his or her personal representative shall, although the personal representative is not himself or herself a member of the Company, be as valid as if the personal representative had been such a member at the time of the execution of the instrument of transfer.

18.7	On application of the transferor of any share or interest in the Company, the Company shall enter in its register of members, the name of the transferee in the same manner and subject to the same conditions as if the application for the entry were made by the transferee.

19	Restrictions on Transfer

19.1	The directors of the Company may in their absolute discretion, and without assigning any reason for doing so, decline to register the transfer of any share.

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19.2	The directors’ power to decline to register a transfer of shares (other than on account of a matter specified in 19.3) shall cease to be exercisable on the expiry of two months after the date of delivery to the Company of the instrument of transfer of the share.

19.3	The directors may decline to register any instrument of transfer unless:

19.3.1	a fee of €10.00 or such lesser sum as the directors may from time to time require, is paid to the Company in respect of it;

19.3.2	the instrument of transfer is accompanied by the certificate of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; and

19.3.3	the instrument of transfer is in respect of one class of share only.

19.4	If the directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

19.5	The registration of transfers of shares in the Company may be suspended at such times and for such periods, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

20	Transmission of Shares

Section 96 of the Act shall apply to the transmission of shares in the case of the death of a member of the Company.

21	Share Certificates

21.1	In accordance with section 99 of the Act, a certificate under the common seal of the Company, or the seal kept by the Company by virtue of section 1017 of the Act, specifying any shares held by any member shall be prima facie evidence of the title of the member to the shares.

21.2	The Company shall, within two months after the date:

21.2.1	of allotment of any of its shares or debentures; or

21.2.2	on which a transfer of any such shares or debentures is lodged with the Company,

complete and have ready for delivery the certificates of all shares and debentures allotted or, as the case may be, transferred, unless the conditions of issue of the shares or debentures otherwise provide.

22	Acquisition of Own Shares

The Company is authorised to acquire its own shares by purchase, or in the case of redeemable shares, by redemption or purchase in accordance with section 105 of the Act, section 1071 of the Act and section 1073 of the Act.

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23	Distributions

23.1	The Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.

23.2	The directors may pay interim dividends to members if it appears to them that such interim dividends are justified by the profits of the Company available for distribution. In paying such interim dividends the directors may satisfy such payment wholly or partly by the distribution of specific assets and in particular, but without limitation, of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof, may determine that cash payment shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the directors.

23.3	If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

23.4	Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

23.5	No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of the Act relating to such distributions.

23.6	The directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the directors may lawfully determine. The directors may also, without placing the profits of the Company to reserve, carry forward any profits which they way think it prudent not to distribute.

23.7	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of these regulations as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

23.8	The directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him or her to the Company on account of calls or otherwise in relation to the shares of the Company.

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23.9	A general meeting of the Company declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular, but without limitation, of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the directors may settle the matter as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the directors.

23.10	Any dividend, interest or other moneys payable in cash in respect of any shares may be paid:

(a)	by cheque or negotiable instrument sent by post directed to or delivered to the registered address of the holder, or, where there are joint holders, to the registered address of that one of the joint holders who is first named on the register or to such person and to such address as the holder or joint holders may in writing direct; or

(b)	by agreement with the payee (which may either be a general agreement or one confined to specific payments), by direct transfer to a bank account nominated by the payee.

23.11	Every such cheque or negotiable instrument shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give valid receipts for any dividends or other moneys payable in respect of the shares held by them as joint holders, whether paid by cheque or negotiable instrument or direct transfer.

23.12	No dividend shall bear interest against the Company unless otherwise provided by the rights attached to the share in respect of which it is payable.

23.13	Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the Company.

23.14	Section 124 and section 125 of the Act do not apply.

23.15	Any distribution of assets by the Company shall be in accordance with section 1082 of the Act.

24	Bonus Issues

24.1	In this regulation “relevant sum” means:

(a)	any sum for the time being standing to the credit of the Company’s undenominated capital;

(b)	any of the Company’s profits available for distribution;

(c)	any sum representing unrealised revaluation reserves; or

(d)	any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts.

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24.2	The Company in general meeting may resolve that any relevant sum be capitalised and applied on behalf of the members who would have been entitled to receive that sum if it had been distributed by way of dividend and in the same proportions in or towards paying up in full unissued shares or debentures of the Company of a nominal value equal to the relevant sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such holders and in the proportions as aforementioned).

24.3	The Company in general meeting may resolve that it is desirable to capitalise any part of a relevant sum which is not available for distribution, by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares, to those members of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions).

24.4	The directors shall give effect to any resolution under regulations 24.2 and 24.3.

24.5	For that purpose the directors shall make:

24.5.1	all appropriations and applications of the undivided profits resolved to be capitalised by the resolution; and

24.5.2	all allotments and issues of fully paid shares, if any, and generally shall do all acts and things required to give effect to the resolution.

24.6	Without limiting the foregoing, the directors may:

24.6.1	make such provision as they think fit for the case of shares becoming distributable in fractions (and, again, without limiting the foregoing, may sell the shares represented by such fractions and distribute the net proceeds of such sale amongst the members otherwise entitled to such fractions in due proportions); and

24.6.2	authorise any person to enter, on behalf of all the members concerned, into an agreement with the Company providing for the allotment to them, respectively credited as fully paid up, of any further shares to which they may become entitled on the capitalisation concerned or, as the case may require, for the payment by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares.

24.7	Any agreement made under such authority shall be effective and binding on all the members concerned.

24.8	Where the directors of the Company have resolved to approve a bona fide revaluation of all the fixed assets of the Company, the net capital surplus in excess of the previous book value of the assets arising from such revaluation may be:

24.8.1	credited by the directors to undenominated capital, other than the share premium account; or

24.8.2	used in paying up unissued shares of the Company to be issued to members as fully paid bonus shares.

24.9	The application of section 126 of the Act shall be modified accordingly.

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CORPORATE GOVERNANCE

25	Company Secretary

25.1	The Company shall have a secretary, who may be one of the directors.

25.2	The secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit and any secretary so appointed may be removed by them.

26	Directors

26.1	The Company shall have at least two directors but not more than fifteen directors. If at any time there is no director appointed to the Company the members of the Company shall pass an ordinary resolution appointing persons to act as director.

26.2	In accordance with section 137 of the Act, at least one of the directors shall be a person who is resident in an EEA state. This regulation shall not apply if the Company holds either:

26.2.1	a bond in the form prescribed by section 137 of the Act; or

26.2.2	a certificate stating that the Company has a real and continuous link with one or more economic activities that are being carried out in the State as prescribed by section 140 of the Act.

27	Appointment of Director

27.1	Any purported appointment of a director without that director’s consent shall be void.

27.2	The first directors shall be those persons determined in writing by the subscribers of the Constitution or a majority of them.

27.3	The directors may from time to time appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors shall not at any time exceed the maximum number provided for in this Constitution.

27.4	Any director appointed to the Company shall not be required to retire at any annual general meeting.

27.5	The Company may from time to time, by ordinary resolution, increase or reduce the number of directors.

27.6	The Company may, by ordinary resolution, appoint another person in place of a director removed from office under section 146 of the Act and, without prejudice to the powers of the directors under regulation 27.3, the Company in general meeting may appoint any person to be a director either to fill a casual vacancy or as an additional director.

27.7	Subject to regulation 27.1, in the case of a single-member company, the sole member may appoint any person to be a director by serving a notice in writing on the Company which states that the named person is appointed director.

27.8	The application of section 144(3) of the Act shall be modified accordingly.

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28	Rotation of Directors

The directors shall not be required to retire by rotation and section 1090 of the Act does not apply.

29	Removal of Directors

29.1	In accordance with section 146 of the Act, the Company may by ordinary resolution remove a director before the expiration of his period of office notwithstanding any agreement between the Company and that director.

29.2	In addition to, and without prejudice to section 146 of the Act, the Company may, if it is a single-member company, remove any director before the expiration of his period of office notwithstanding any agreement between the Company and that director. Any decision by the sole member to remove a director shall be drawn up in writing and notified to the Company. The written decision of the sole member shall specify the effective date of the removal of such director. The removal of a director under this regulation shall be without prejudice to any claim such director may have for damages for breach of any contract of service between him and the Company. Notification of any such decision taken by the sole member of the Company shall be sent by the Company by recorded delivery to the director at his usual residential address as notified to the Company, or if not so notified, then to the address of the director last known to the Company.

30	Vacation of Office

30.1	The office of director shall be vacated if:

30.1.1	the director is adjudicated bankrupt or being a bankrupt has not obtained a certificate of discharge in the relevant jurisdiction; or

30.1.2	the director becomes or is deemed to be subject to a disqualification order within the meaning of the Act; or

30.1.3	the director resigns his or her office by notice in writing to the Company or if he or she resigns his or her office by spoken declaration at any board meeting and such resignation is accepted by resolution of that meeting, in which case such resignation shall take effect at the conclusion of such meeting; or

30.1.4	the health of the director is such that he or she can no longer be reasonably regarded as possessing an adequate decision making capacity; or

30.1.5	a declaration of restriction is made in relation to the director and the Company does not satisfy the capital requirements prescribed in section 819 of the Act; or

30.1.6	a declaration of restriction is made in relation to the director and, notwithstanding that the Company satisfies the capital requirements prescribed in section 819 of the Act, his or her co-directors resolve at any time during the currency of the declaration that his or her office be vacated; or

30.1.7	the director is sentenced to a term of imprisonment following conviction of an indictable offence; or

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30.1.8	the director is for more than six months absent, without the permission of the directors, from meetings of the directors held during that period; or

30.1.9	the director is requested by his or her co-directors to vacate his or her office. Any such request shall be made in writing (and may be in counterparts) by letter, email, facsimile or other means or alternatively shall be made orally at a board meeting at which such co-directors are present in person or by proxy, irrespective of whether the director in respect of whom the request is being made is present or not. The vacation of the said director’s office as director shall take effect on the date the request is made or, if later, the date stated to be the effective date in that request or, if the request is made orally at a board meeting, with effect from the termination of the meeting. Notification of any request under this regulation shall be sent by the Company by recorded delivery to the director at his usual residential address as notified to the Company, or if not so notified, then to the address of the director last known to the Company.

30.2	The application of section 148(2) of the Act shall be modified accordingly.

31	Remuneration of Directors

31.1	The remuneration of the directors shall be such as is determined, from time to time, by the Company in general meeting and such remuneration shall be deemed to accrue from day to day.

31.2	The directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors, or general meetings of the Company, or otherwise in connection with the business of the Company.

31.3	The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

31.4	Without prejudice to the provisions of regulation 31.2, the directors may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

31.4.1	a director, other officer, employee or auditor of the Company, or of any body which is or was the holding company or subsidiary of the Company, or in which the Company or such holding company or subsidiary has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary is or was in any way affiliated or associated; or

31.4.2	a trustee of any pension fund in which employees of the Company or any other body referred to in regulation 31.4.1 is or has been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

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PROCEEDINGS OF DIRECTORS

32	General Power of Management and Delegation

32.1	The business of the Company shall be managed by its directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Act or by this Constitution, required to be exercised by the Company in general meeting, but subject to:

32.1.1	any regulations contained in this Constitution;

32.1.2	the provisions of the Act; and

32.1.3	such directions, not being inconsistent with the foregoing regulations or provisions, as the Company in general meeting may (by special resolution) give.

32.1	Without prejudice to the generality of regulation 32.1 (but subject to a limitation (if any) arising under regulations 32.1.1 to 32.1.3), the directors of the Company may exercise all the powers of the Company:

32.1.1	to borrow money and to mortgage, charge, pledge or otherwise secure its undertaking, property and uncalled capital, or any part thereof; and

32.1.2	to give guarantees, indemnities, counter indemnities and all manners of assurances against loss in respect of, any or all of the debts, obligations and liabilities of any person, firm or corporation, (whether by personal covenant or by mortgaging, charging, pledging or otherwise securing its undertaking, property and uncalled capital, or any part thereof or by any combination of such methods), notwithstanding that the Company may derive no benefit from the same, and notwithstanding that it may involve the use of the Company’s undertaking, property, and uncalled capital for the benefit of one or more directors of the Company or of any other person.

32.2	The directors may delegate any of their powers to such person or persons as they think fit, including committees. Any such committee shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the directors.

33	Managing Director

In accordance with section 159 of the Act, the directors may from time to time appoint one or more of themselves to the office of managing director (by whatever name called) for such period and on such terms as to remuneration and otherwise as they see fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment.

34	Meetings of Directors and Committees

34.1	Not less than two meetings of the directors shall be held in each calendar year and no more than seven months shall elapse between meetings of the directors. Meetings of the directors shall be held in the State and the directors shall manage and control the Company in and from the State.

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34.2	The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.

34.3	Questions arising at any such meeting shall be decided by a majority of votes and where there is an equality of votes, the chairperson shall have a second or casting vote.

34.4	A director may, and the secretary on the requisition of a director shall, at any time summon a meeting of the directors.

34.5	All directors shall be entitled to reasonable notice of any meeting of the directors but it shall not be necessary to give notice of a meeting of directors to any director who, being resident in the State, is for the time being absent from the State.

34.6	The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed shall be two.

34.7	The continuing directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed by or pursuant to this Constitution or the Act as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number or of summoning a general meeting of the Company but for no other purpose.

34.8	The directors may elect a chairperson of their meetings and determine the period for which he or she is to hold office, but if no such chairperson is elected, or, if at any meeting the chairperson is not present within 15 minutes after the time appointed for holding it, the directors present may choose one of their number to be chairperson of the meeting.

34.9	The directors may establish one or more committees consisting in whole or in part of members of the board of directors.

34.10	A committee established under this Constitution may elect a chairperson of its meetings; if no such chairperson is elected, or if at any meeting the chairperson is not present within 15 minutes after the time appointed for holding it, the members of the committee present may choose one of their number to be chairperson of the meeting.

34.11	A committee may meet and adjourn meetings as it thinks proper.

34.12	Questions arising at any meeting of a committee shall be determined by a majority of votes of the members of the committee present, and where there is an equality of votes, the chairperson shall have a second or casting vote.

34.13	The application of section 160 of the Act shall be modified accordingly.

35	Written Resolutions of Directors

35.1	A resolution in writing signed by all the directors of the Company, or by all the members of a committee of them, and who are for the time being entitled to receive notice of a meeting of the directors or, as the case may be, of such a committee, shall be as valid as if it had been passed at a meeting of the directors or such a committee duly convened and held. A resolution executed by an alternate director need not also be signed by his appointer.

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35.2	A resolution referred to in regulation 35.1 may be signed by electronic signature, advanced electronic signature or otherwise as approved by the directors.

35.3	Subject to regulation 35.4, where one or more of the directors (other than a majority of them) would not, by reason of:

(a)	the Act or any other enactment;

(b)	the Constitution; or

(c)	a rule of law,

be permitted to vote on a resolution such as is referred to in regulation 35.1, if it were sought to pass the resolution at a meeting of the directors duly convened and held, then such a resolution, notwithstanding anything in regulation 35.1, shall be valid for the purposes of that regulation if the resolution is signed by those of the directors who would have been permitted to vote on it had it been sought to pass it at such a meeting.

35.4	In a case falling within regulation 35.3, the resolution shall state the name of each director who did not sign it and the basis on which he or she did not sign it.

35.5	For the avoidance of doubt, nothing in the preceding regulations dealing with a resolution that is signed by other than all of the directors shall be read as making available, in the case of an equality of votes, a second or casting vote to the one of their number who would, or might have been, if a meeting had been held to transact the business concerned, chairperson of that meeting.

35.6	The application of section 161 of the Act shall be modified accordingly.

36	Meetings of Directors by Conference

36.1	A meeting of the directors or of a committee of them may consist of a conference between some or all of the directors or, as the case may be, members of the committee who are not all in one place, but each of whom is able (directly or by means of telephonic, video or other electronic communication) to speak to each of the others and to be heard by each of the others and:

36.1.1	a director or member of a committee taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in a quorum accordingly; and

36.1.2	such a meeting shall be deemed to take place in such location as the directors, or members of the committee, decide and failing that where the chairperson of the meeting is located.

36.2	The application of section 161 of the Act shall be modified accordingly.

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37	Voting by Director in respect of Contracts

37.1	Subject to the other provisions of the Act, a director may vote in respect of any contract, appointment or arrangement in which he or she is interested and he or she shall be counted in the quorum present at the meeting.

37.2	The application of section 161 of the Act shall be modified accordingly.

38	Holding of any other Office or Place of Profit under the Company by Director

38.1	A director may hold any other office or place of profit under the Company (other than the office of statutory auditor) in conjunction with his or her office of director for such period and on such terms as to remuneration and otherwise as the directors may determine.

38.2	No director or intending such director shall be disqualified by his or her office from contracting with the Company either with regard to his or her tenure of any such other office or place of profit or as vendor, purchaser or otherwise.

38.3	In particular, neither shall:

38.3.1	any contract with respect to any of the matters referred to in regulation 38.2, nor any contract or arrangement entered into by or on behalf of the Company in which a director is in any way interested, be liable to be avoided; nor

38.3.2	a director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement,

by reason of such director holding that office or of the fiduciary relation thereby established.

39	Counting of Director in Quorum and Voting at Meeting at which Director is Appointed

39.1	A director of the Company, notwithstanding his or her interest, may be counted in the quorum present at any meeting at which:

39.1.1	that director or any other director is appointed to hold any such office or place of profit under the Company as is mentioned in regulation 38.1; or

39.1.2	the terms of any such appointment are arranged,

and he or she may vote on any such appointment or arrangement other than his or her own appointment or the arrangement of the terms of it.

40	Duty of Director to Disclose his or her Interest in Contracts made by Company

In accordance with section 231 of the Act, it shall be the duty of a director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company, to declare the nature of his or her interest to the Company.

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41	Alternate Directors

41.1	Any director (the “appointer”) of the Company may from time to time appoint any other director of it or any other person to be an alternate director (the “appointee”) as respects him or her.

41.2	The appointee may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the directors, or any committee of the directors, to one vote for every director whom he represents (and who is not present) in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present at the meeting.

41.3	The appointee, while he or she holds office as an alternate director, shall be entitled:

(a)	to notice of meetings of the directors;

(b)	to attend at such meetings as a director; and

(c)	in place of the appointer, to vote at such meetings as a director,

but shall not be entitled to be remunerated otherwise than out of the remuneration of the appointer.

41.4	Any appointment under this section shall be effected by notice in writing given by the appointer to the Company.

41.5	Any appointment so made may be revoked at any time by the appointer or by a majority of the other directors or by the Company in general meeting.

41.6	Revocation of such an appointment by the appointer shall be effected by notice in writing given by the appointer to the Company.

41.7	An appointee shall cease to be an alternate director:

(a)	if his appointer ceases to be a director; or

(b)	on the happening of any event which, if he were a director, would cause him to vacate his office as director; or

(c)	if he resigns his office by notice in writing to the Company.

41.8	The application of section 165 of the Act shall be modified accordingly.

42	Minutes of Proceedings of Directors

42.1	The Company shall cause minutes to be entered in books kept for that purpose of:

(a)	all appointments of officers made by its directors;

(b)	the names of the directors present at each meeting of its directors and of any committee of the directors; and

(c)	all resolutions and proceedings at all meetings of its directors and of committees of directors.

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GENERAL MEETINGS AND RESOLUTIONS

43	Annual General Meeting

43.1	Subject to regulation 43.2 and 43.4, the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year and shall specify the meeting as such in the notices calling it and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next.

43.2	So long as the Company holds its first annual general meeting within 18 months after the date of its incorporation, it need not hold it in the year of its incorporation or in the following year.

43.3	The financial statements and report of the directors and the statutory auditors for a financial year shall be laid before a general meeting of the Company not later than nine months after the financial year end date.

43.4	If the Company is a single-member company, the Company need not hold an annual general meeting in any year where all the members entitled (at the date of the written resolution referred to in this regulation) to attend and vote at such general meeting sign, before the latest date for the holding of that meeting a written resolution:

43.4.1	acknowledging receipt of the financial statements that would have been laid before that meeting;

43.4.2	resolving all such matters as would have been resolved at that meeting; and

43.4.3	confirming no change is proposed in the appointment of the person (if any) who, at the date of the resolution, stands appointed as statutory auditor of the Company.

44	Location and Means for Holding General Meetings

44.1	An annual general meeting of the Company or an extraordinary general meeting of it may be held inside or outside of the State.

44.2	If the Company holds its annual general meeting or any extraordinary general meeting outside of the State then, unless all of the members entitled to attend and vote at such meeting consent in writing to its being held outside of the State, the Company shall make, at the Company’s expense, all necessary arrangements to ensure that members can by technological means participate in any such meeting without leaving the State.

44.3	A meeting referred to in the foregoing regulations may be held in two or more venues (whether inside or outside of the State) at the same time using any technology that provides members, as a whole, with a reasonable opportunity to participate.

45	Extraordinary General Meetings

45.1	The directors of the Company may, whenever they think fit, convene an extraordinary general meeting. If, at any time, there are not sufficient directors capable of acting to form a quorum, any director or any member of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors.

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45.2	One or more members of the Company holding, or together holding, at any time not less than 50 per cent of the paid up share capital of the Company as, at that time, carries the right of voting at general meetings of the Company may convene an extraordinary general meeting of the Company.

45.3	The directors of the Company shall, on the requisition of one or more members holding, or together holding, at the date of the deposit of the requisition, not less than 10 per cent of the paid up share capital of the Company, as at the date of the deposit carries the right of voting at general meetings of the Company, forthwith proceed duly to convene an extraordinary general meeting of the Company.

45.4	The requisition shall state the objects of the meeting and shall be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

45.5	If the directors do not within 21 days after the date of the deposit of the requisition proceed to convene a meeting to be held within two months after that date (the “requisition date”), the requisitionists, or any of them representing more than 50 per cent of the total voting rights of all of them, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three months after the requisition date.

45.6	Any reasonable expenses incurred by the requisitionists by reason of the failure of the directors to convene a meeting shall be repaid to the requisitionists by the Company and any sum so repaid shall be retained by the Company out of any sums due or to become due from the Company by way of fees or other remuneration in respect of their services to such of the directors as were in default.

45.7	For the purposes of regulations 45.3 to 45.6, the directors shall, in the case of a meeting at which a resolution is to be proposed as a special resolution, be deemed not to have duly convened the meeting if they do not give such notice of it as is required by section 181 of the Act.

45.8	A meeting convened under regulations 45.2 and 45.5 shall be convened in the same manner as nearly as possible as that in which meetings are to be convened by directors.

46	Persons entitled to Notice of General Meetings

46.1	Notice of every general meeting of the Company (“relevant notice”) shall be given to:

46.1.1	every member;

46.1.2	the personal representative of a deceased member of the Company, which member would, but for his or her death, be entitled to vote at the meeting;

46.1.3	the assignee in bankruptcy of a bankrupt member of the Company (being a bankrupt member who is entitled to vote at the meeting); and

46.1.4	the directors and secretary of the Company.

46.2	Unless the Company is entitled to and has availed itself of the audit exemption under sections 360 or 365 of the Act (and, where relevant, section 399 has been complied with in that regard), the statutory auditors of the Company shall be entitled to:

46.2.1	attend any general meeting of the Company;

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46.2.2	receive all notices of, and other communications relating to, any general meeting which any member of the Company is entitled to receive; and

46.2.3	be heard at any general meeting which they attend on any part of the business of the meeting which concerns them as statutory auditors.

47	Notice of General Meetings

47.1	A meeting of the Company, other than an adjourned meeting, shall be called:

47.1.1	in the case of the annual general meeting or an extraordinary general meeting for the passing of a special resolution, by not less than 21 days’ notice;

47.1.2	in the case of any other extraordinary general meeting, by not less than 14 days’ notice.

47.2	A meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in regulation 47.1, be deemed to have been duly called if it is so agreed by:

47.2.1	all the members entitled to attend and vote at the meeting; and

47.2.2	unless no statutory auditors of the Company stand appointed in consequence of the Company availing itself of the audit exemption under sections 360 or 365 of the Act (and, where relevant, section 399 has been complied with in that regard), the statutory auditors of the Company.

47.3	A resolution may be proposed and passed as a special resolution at a meeting of which less than 21 days’ notice has been given if it is so agreed by a majority in number of the members having the right to attend and vote at any such meeting, being a majority either:

47.3.1	together holding not less than 90 per cent in nominal value of the shares giving that right; or

47.3.2	together representing not less than 90 per cent of the total voting rights at that meeting of all the members.

47.4	Where notice of a meeting is given by posting it by ordinary prepaid post to the registered address of a member, then, for the purposes of any issue as to whether the correct period of notice for that meeting has been given, the giving of the notice shall be deemed to have been effected on the expiration of 24 hours following posting.

47.5	In determining whether the correct period of notice has been given by a notice of a meeting, neither the day on which the notice is served nor the day of the meeting for which it is given shall be counted.

47.6	The notice of a meeting shall specify:

(a)	the place, the date and the time of the meeting;

(b)	the general nature of the business to be transacted at the meeting;

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(c)	in the case of a proposed special resolution, the text or substance of that proposed special resolution; and

(d)	with reasonable prominence a statement that:

(i)	a member entitled to attend and vote is entitled to appoint a proxy using the form set out in section 184 of the Act to attend, speak and vote instead of him or her;

(ii)	a proxy need not be a member; and

(iii)	the time by which the proxy must be received at the Company’s registered office or some other place within the State as is specified in the statement for that purpose.

47.7	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

48	Quorum

48.1	No business shall be transacted at any general meeting of the Company unless a quorum of members is present at the time when the meeting proceeds to business.

48.2	Two members of the Company present in person or by proxy at a general meeting of it shall be a quorum.

48.3	In the case of a single-member company, one member of the Company present in person or by proxy at a general meeting of it shall be a quorum.

48.4	If within 15 minutes after the time appointed for a general meeting a quorum is not present, then:

48.4.1	where the meeting has been convened upon the requisition of members, the meeting shall be dissolved;

48.4.2	in any other case:

(a)	the meeting shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the directors may determine; and

(b)	if at the adjourned meeting a quorum is not present within half an hour after the time appointed for the meeting, the members present shall be a quorum.

49	Proxies

49.1	Subject to regulation 49.3, any member of the Company entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person (whether a member or not) as his or her proxy to attend and vote instead of him or her.

49.2	A proxy so appointed shall have the same right as the member to speak at the meeting and to vote on a show of hands and on a poll.

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49.3	A member of the Company shall not be entitled to appoint more than one proxy to attend on the same occasion.

49.4	The instrument appointing a proxy (the “instrument of proxy”) shall be in writing:

(a)	under the hand of the appointer or of his or her attorney duly authorised in writing; or

(b)	if the appointer is a body corporate, either under seal of the body corporate or under the hand of an officer or attorney of it duly authorised in writing.

49.5	The instrument of proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the registered office of the Company concerned or at such other place within the State as is specified for that purpose in the notice convening the meeting, and shall be so deposited not later than the ‘appointed time’ as defined in regulation 49.6.

49.6	The appointed time is:

(a)	immediately before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)	in the case of a poll, immediately before the time appointed for the taking of the poll,

and the application of section 183(6) of the Act shall be modified accordingly.

49.7	The depositing of the instrument of proxy referred to in regulation 49.5 may, rather than it being effected by sending or delivering the instrument, be effected by communicating the instrument to the Company by electronic means, and this regulation likewise applies to the depositing of anything else referred to in regulation 49.5.

49.8	If regulation 49.5 or regulation 49.6 is not complied with, the instrument of proxy shall not be treated as valid.

49.9	Subject to regulation 49.10, a vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the appointer or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given.

49.10	Regulation 49.9 does not apply if notice in writing of the occurrence of one of the events mentioned in that regulation is received by the Company concerned at its registered office before the commencement of the meeting or adjourned meeting at which the proxy is used.

49.11	Subject to regulation 49.12, if, for the purpose of any meeting of the Company, invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense to some only of the members entitled to be sent a notice of the meeting and to vote at it by proxy, any officer of the Company who knowingly and intentionally authorises or permits their issue in that manner shall be guilty of a category 3 offence.

49.12	An officer shall not be guilty of an offence under regulation 49.11 by reason only of the issue to a member, at his or her request in writing, of a form of appointment naming the proxy or of a list of persons willing to act as proxy if the form or list is available on request in writing to every member entitled to vote at the meeting by proxy.

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50	Form of Proxy

50.1	An instrument appointing a proxy shall be in the following form or a form as near to it as circumstances permit:

[name of Company] (“the Company”)

[name of member] (“the Member”) of [address of member] being a member of the Company hereby appoint/s [name and address of proxy] or failing him or her

[name and address of alternative proxy] as the proxy of the Member to attend, speak and vote for the Member on behalf of the Member at the (annual or extraordinary, as the case may be) general meeting of the Company to be held on the [date of meeting] and at any adjournment of the meeting.

The proxy is to vote as follows:

Voting instructions to Proxy (choice to be marked with an “X”)
Number or description of resolution	In favour	Abstain	Against
1.
2.
3.
Unless otherwise instructed the proxy will vote as he or she thinks fit.
Signature of Member Date:

51	Representation of Bodies Corporate at Meetings of Companies

51.1	A body corporate may, if it is a member of the Company, by resolution of its directors or other governing body authorise such person (in this section referred to as an “authorised person”) as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of members of the Company.

51.2	A body corporate may, if it is a creditor (including a holder of debentures) of the Company, by resolution of its directors or other governing body authorise such person (in this section also referred to as an “authorised person”) as it thinks fit to act as its representative at any meeting of any creditors of the Company held in pursuance of the Act or the provisions contained in any debenture or trust deed, as the case may be.

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51.3	An authorised person shall be entitled to exercise the same powers on behalf of the body corporate which he or she represents as that body corporate could exercise if it were an individual member of the Company, creditor or holder of debentures of the Company.

51.4	The chairperson of a meeting may require a person claiming to be an authorised person within the meaning of this section to produce such evidence of the person’s authority as such as the chairperson may reasonably specify and, if such evidence is not produced, the chairperson may exclude such person from the meeting.

52	Proceedings at Meetings

52.1	The chairperson, if any, of the board of directors shall preside as chairperson at every general meeting of the Company, or if there is no such chairperson, or if he or she is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act, the directors present shall elect one of their number to be chairperson of the meeting.

52.2	If at any meeting no director is willing to act as chairperson or if no director is present within 15 minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of the members present and entitled to vote to be chairperson of the meeting.

52.3	The chairperson may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place.

52.4	No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

52.5	When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting but, subject to that, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

52.6	Unless a poll is demanded in accordance with section 189 of the Act, at any general meeting:

(a)	a resolution put to the vote of the meeting shall be decided on a show of hands; and

(b)	a declaration by the chairperson that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

52.7	Where there is an equality of votes, whether on a show of hands or on a poll, the chairperson of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote in addition to any other vote he or she may have.

52.8	The application of section 187 of the Act shall be modified accordingly.

53	Votes of Members

53.1	Subject to any rights or restrictions for the time being attached to any class or classes of shares, where a matter is being decided:

(a)	on a show of hands, every member present in person and every proxy shall have one vote, but so that no individual member shall have more than one vote; and

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(b)	on a poll, every member shall, whether present in person or by proxy, have one vote for each share of which he or she is the holder or for each €15 of stock held by him or her, as the case may be.

53.2	Where there are joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose, seniority shall be determined by the order in which the names of the joint holders stand in the register of members.

53.3	Each of the following:

(a)	a member of unsound mind;

(b)	a member who has made an enduring power of attorney;

(c)	a member in respect of whom an order has been made by any court having jurisdiction in cases of unsound mind;

may vote, whether on a show of hands or on a poll, by his or her committee, donee of a registered enduring power of attorney, receiver, guardian or other person appointed by the foregoing court.

53.4	Any such committee, donee of an enduring power of attorney, receiver, guardian, or other person may speak and vote by proxy, whether on a show of hands or on a poll.

53.5	No member shall be entitled to vote at any general meeting of the Company unless all calls or other sums immediately payable by him or her in respect of shares in the Company have been paid.

53.6	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes.

53.7	Any such objection made in due time shall be referred to the chairperson of the meeting, whose decision shall be final and conclusive.

53.8	The application of section 188 of the Act shall be modified accordingly.

54	Unanimous Written Resolutions

54.1	A resolution in writing signed by all the members of the Company for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly appointed representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held and if described as a special resolution shall be deemed to be a special resolution.

54.2	A resolution passed in accordance with regulation 54.1 shall be deemed to have been passed at a meeting held on the date on which it was signed by the last member to sign, and, where the resolution states a date as being the date of his or her signature thereof by any member, the statement shall be prima facie evidence that it was signed by him or her on that date.

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54.3	If a resolution passed in accordance with regulation 54.1 is not contemporaneously signed, the Company shall notify the members, within 21 days after the date of delivery to it of the documents referred to in regulation 54.4, of the fact that the resolution has been passed.

54.4	The signatories of a resolution passed in accordance with regulation 54.1 shall, within 14 days after the date of its passing, procure delivery to the Company of the documents constituting the written resolution; without prejudice to the use of the other means of delivery generally permitted by the Act, such delivery may be effected by electronic mail or the use of a facsimile machine.

54.5	This regulation does not apply to a resolution to remove a director or a resolution to effect the removal of a statutory auditor from office, or so as not to continue him or her in office.

54.6	A resolution referred to in regulation 54.1 may be signed by electronic signature or advanced electronic signature.

55	Single-Member Companies — Absence of need to hold General Meetings

55.1	All the powers exercisable by the Company in general meeting under this Constitution or the Act or otherwise shall be exercisable, in the case of a single-member company, by the sole member without the need to hold a general meeting for that purpose.

55.2	Subject to regulation 55.3, any provision of this Constitution and the Act which enables or requires any matter to be done or to be decided by the Company in general meeting, or requires any matter to be decided by a resolution of the Company, shall be deemed to be satisfied, in the case of a single-member company, by a decision of the member which is drawn up in writing and notified to the Company in accordance with this regulation.

55.3	Regulation 55.1 shall not empower the sole member of a single-member company to exercise the powers to remove a statutory auditor from, or not continue a statutory auditor in, office without holding the requisite meeting provided for in the Act.

56	Minutes of Proceedings of Meetings of the Company

The Company shall, as soon as may be after their holding or passing, cause minutes of all proceedings of general meetings of it, and the terms of all resolutions of it, to be entered in books kept for that purpose. All such books kept by the Company in pursuance of this regulation shall be kept at the same place.

57	Service of Notices on Members

57.1	Any notice to be given, served, sent or delivered pursuant to this Constitution (save where it is to be given, served, sent or delivered by electronic means) shall be in writing.

57.2	A notice or document to be given, served, sent or delivered in pursuance of this Constitution may be given to, served on, sent or delivered to any member by the Company:

(a)	by hand delivering it to the member or his authorised agent or where the member is a body corporate, to any officer of that body corporate;

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(b)	by leaving it at the registered address of the member;

(c)	by sending it by post in a pre-paid letter addressed to the member at the registered address of the member;

(d)	by sending it by courier in a pre-paid letter addressed to the member at the registered address of the member;

(e)	by sending it by means of electronic mail or facsimile or other means of electronic communication approved by the directors to the address of the member notified to the Company by the member for such purpose (or if not so notified, then to the address of the member last known to the Company).

57.3	Any notice served, given, sent or delivered in accordance with the foregoing regulations shall be deemed, in the absence of any agreement to the contrary between the Company (or, as the case may be, the officer of it) and the member, to have been served, given sent or delivered:

(a)	in the case of hand delivery, at the time of delivery (or, if delivery is refused, when tendered);

(b)	in the case of it being left, at the time that it is left;

(c)	in the case of its being posted or couriered on any day other than a Friday, Saturday or Sunday, 24 hours after despatch and in the case of its being posted or couriered:

(i)	on a Friday – 72 hours after despatch; or

(ii)	on a Saturday or Sunday – 48 hours after despatch;

(d)	in the case of electronic means being used in relation to it, 12 hours after despatch.

57.4	In the case of joint holders of a share, all notices or other documents shall be sent to the joint holder whose name stands first in the register in respect of the joint holding. Any notice or other document so sent shall be deemed for all purposes sent to all the joint holders.

57.5	Every member shall be bound by a notice served, given, sent or delivered as aforesaid notwithstanding that the Company may have notice of the death, insanity, bankruptcy, liquidation or disability of such member.

57.6	Notwithstanding anything contained in these regulations the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Ireland.

57.7	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

57.8	In this regulation “registered address” in relation to a member, means the address of the member as entered in the register of members.

57.9	Section 218 of the Act does not apply.

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LIABILITY OF OFFICERS

58	Fiduciary Duties of Directors

For the purposes of section 228(1)(d) of the Act, a director is expressly permitted to use for his or her own, or anyone else’s benefit, any of the Company’s property (including computers, telephones, vehicles and accommodation) where such use is approved by the directors or by a person authorised by the directors or where such use is in the course of the discharge of the director's duties, responsibilities or employment obligations.

59	Indemnity for Officers

59.1	Subject to the provisions of the Act, the Company may indemnify any officer of the Company against any liability incurred by him or her in defending proceedings, whether civil or criminal, in which judgment is given in his or her favour or in which he or she is acquitted, or in connection with any proceedings or application referred to in, or under, section 233 or 234 of the Act in which relief is granted to him or her by the court.

59.2	Every officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he or she may sustain or incur in or about the execution of the duties of his or her office or otherwise in relation thereto and no officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his or her office or in relation thereto. This regulation shall only have effect in so far as its provisions are not void under section 235 of the Act.

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We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this constitution, and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers	Number of Shares Taken by each Subscriber
1. __________________________________ [name of signatory] For and on behalf of [shareholder] [address] [Description of shareholder: e.g. Body Corporate]	[number]
2.__________________________________ [name of signatory] For and on behalf of [shareholder] [address] [Description of shareholder: e.g. Body Corporate]	[number]
Total shares taken	[number]
Signature of the above subscriber(s), attested by the following witness: Dated the [●] day of [●] 20[●] Name: [●] Address: [●] Signature of witness: __________________________________

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